Exhibit 10.1

*** INDICATES MATERIAL THAT WAS OMITTED AND FOR WHICH CONFIDENTIAL TREATMENT WAS REQUESTED. ALL SUCH OMITTED MATERIAL WAS FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 24b-2 PROMULGATED UNDER THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED.

THIRD AMENDMENT TO AGREEMENT

This Third Amendment to the Agreement (hereinafter referred to as this “Amendment”) is made and effective as of the 21st day of February, 2013 (hereinafter referred to as the “Amendment Effective Date”) by and between MITSUBISHI TANABE PHARMA CORPORATION, a corporation with its principal office at 6-18, Kitahama 2-chome, Chuo-ku, Osaka, 541-8505, Japan (hereinafter referred to as “MTPC”), and VIVUS, INC., a corporation with its principal office at 1172 Castro Street, Mountain View, California, 94040, United States of America (hereinafter referred to as “VIVUS”).

Capitalized terms used herein shall have the same meanings as defined in the AGREEMENT (as hereinafter defined), unless otherwise defined in this Amendment.

WHEREAS, VIVUS and MTPC entered into certain AGREEMENT dated as of the 28th day of December, 2000, as amended to date (hereinafter referred to as the “AGREEMENT”), under which MTPC has granted to VIVUS the exclusive right to develop and to market pharmaceutical products that contain a selective PDE5 INHIBITOR compound referred to by MTPC as “TA-1790”; and

WHEREAS, the Parties desire to amend and supplement certain terms and conditions as set forth in the AGREEMENT to facilitate the commercial launch of the PRODUCT in the United States, European Union and other emerging markets within VIVUS’s TERRITORY;

NOW, THEREFORE, in consideration of the mutual agreements herein contained, the Parties agree as follows:

1.              MTPC acknowledges and confirms that it has elected not to exercise its co-promotion right in the TERRITORY as set forth in Section 2.4 of the AGREEMENT for the ORAL PRODUCT for which the DRUG APPROVAL APPLICATION or the REGULATORY APPROVAL is already applied or obtained by VIVUS as of the Amendment Effective Date.  MTPC further acknowledges and confirms that the co-promotion right option set forth in Section 2.4 of the AGREEMENT shall not apply under any circumstances to ORAL PRODUCTS that VIVUS or its SUBLICENSEEs may develop and market for use in the field of male erectile dysfunction in the TERRITORY.

2.              Section 2.3 of the AGREEMENT shall be deleted in its entirety and replaced by the following;

“2.3 Sublicense.  VIVUS may grant sublicenses under the license granted under Section 2.1 to one or more THIRD PARTIES; provided, VIVUS (i) notifies and consults with MTPC with respect to the selection of SUBLICENSEES, (ii) uses its reasonable efforts to sublicense to a THIRD PARTY that will maximize the sale of PRODUCTS, and (iii) uses its best efforts to include in any such sublicense the obligation that such SUBLICENSEE not develop or commercialize or in-license another PDE5 INHIBITOR compound *** for a period of *** years following the effective date of such sublicense agreement.  Within thirty (30) days after the effective date of such sublicense agreement, VIVUS shall send MTPC a list of countries of the TERRITORY where such ***.  VIVUS shall (i) retain control over that portion of DEVELOPMENT WORK which such SUBLICENSEE is performing, if any, and (ii) remain responsible to MTPC for, and guarantee, such SUBLICENSEE’s compliance with all obligations under this Agreement that apply to such SUBLICENSEE unless the SUBLICENSEE obtains a direct license from MTPC pursuant to Section 21.2 of the AGREEMENT.”

3.              MTPC hereby agrees that VIVUS’s contractual obligation to use best commercial efforts to market the PRODUCT within twelve (12) months of REGULATORY APPROVAL in the United States as set forth in Section 6.1 of the AGREEMENT and as amended in the Second Amendment to Agreement dated August 1, 2012, shall be extended to December 31, 2013.

4.              Section 6.5 of the AGREEMENT shall be deleted in its entirety and replaced by the following;

“6.5 Advertising and Promotion.  With respect to printed promotional materials (including advertisements appearing in journals or internets), printed educational materials, PRODUCT labeling, and documentary INFORMATION, MTPC’s name shall appear on such materials and reference to MTPC shall be in the form that references MTPC as the licensor, provided that (i) such is permitted by the applicable laws and regulations and is customary for such materials in the particular country of the TERRITORY, and (ii) any such reference shall appear in the following format [Mitsubishi Tanabe Pharma Corporation].  All promotional and advertising materials to be used by VIVUS or its SUBLICENSEE for the PRODUCT to be sold by VIVUS or its SUBLICENSEE which includes but limited to the materials mentioned above, shall be prepared by VIVUS or its designee at

*** INDICATES MATERIAL THAT WAS OMITTED AND FOR WHICH CONFIDENTIAL TREATMENT WAS REQUESTED. ALL SUCH OMITTED MATERIAL WAS FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 24b-2 PROMULGATED UNDER THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED.

their own cost and expense.  VIVUS shall send to MTPC copies of these materials for the PRODUCT as soon as practically possible after first commercial use of such materials, provided, that in the event VIVUS or its SUBLICENSEE uses MTPC’s logo or house mark, VIVUS shall send to MTPC copies of these materials for the PRODUCT prior to its use.”

5.              Section 11.4 of the AGREEMENT shall be deleted in its entirety and replaced by the following;

“11.4 Cash Remittance.  For all purchases of the BULK DRUG SUBSTANCE and BULK DRUG TABLETS from MTPC, VIVUS shall pay to MTPC by means of cash remittance (by bank transfer) payable within *** after the date of MTPC’s invoice in accordance with Section 1.5 of Appendix-D “Manufacturing and supply of the BULK DRUNG SUBSTANCE and BULK DRUG TABLETS” attached hereto.”

6.              Article 15 of the AGREEMENT shall be deleted in its entirety and replaced by the following;

“15.    Infringement

15.1   THIRD PARTY Infringement.  If VIVUS or MTPC becomes aware of any activity that it believes represents a substantial infringement of the MTPC PATENT, the Party obtaining such knowledge shall promptly advise the other of all relevant facts and circumstances pertaining to the potential infringement.  VIVUS and MTPC shall thereafter consult and cooperate fully to determine a course of action, including but not limited to, the commencement of legal action to terminate any infringement of the MTPC PATENT.  However, VIVUS shall have the first right to initiate, prosecute and control such legal proceedings, at its own expense and in the name of MTPC, including, without limitation, control of the prosecution or defense of any declaratory judgment action relating to the MTPC PATENT.  MTPC shall, at VIVUS’s cost, cooperate with VIVUS in such effort, including being joined as a party to such action if necessary.

15.2  MTPC Right to Pursue THIRD PARTY Infringers.  If VIVUS does not proceed, within sixty (60) days after receiving notice from MTPC of a potential infringement of MTPC PATENT or within sixty (60) days after providing MTPC with notice of such infringement (or within three (3) weeks from the earlier of (i)

*** INDICATES MATERIAL THAT WAS OMITTED AND FOR WHICH CONFIDENTIAL TREATMENT WAS REQUESTED. ALL SUCH OMITTED MATERIAL WAS FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 24b-2 PROMULGATED UNDER THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED.

receipt of notice filed pursuant to 21 U.S. Code §355(b)(2) or (j) (Paragraph IV Certificate) from the THIRD PARTY or (ii) the date of VIVUS’s or MTPC’s acknowledgement of such infringement), either (i) in terminating such infringement or (ii) in instituting an action to prevent continuation thereof, or if VIVUS notifies MTPC that it does not plan to terminate the infringement of MTPC PATENT or to institute any such action, then MTPC shall have the right to do so.  VIVUS shall, at MTPC’s cost, cooperate with MTPC in such effort, including being joined as a party to such action if necessary.

15.3    Updating.  Each Party shall keep the other Party informed of development in any action or proceeding relating to the MTPC PATENT or VIVUS PATENT including, to the extent permissible by law, the state of any settlement negotiations and the terms of any offer related thereto.

15.4    Damage Award or Settlement Payments.  Any damage award or settlement payments made in connection with any action relating to infringement of MTPC PATENT in the TERRITORY, whether obtained by judgment, settlement or otherwise shall belong to the Party which instituted the action in accordance with this Article 15; provided, where such lawsuit or action was initiated by either Party (the “Initiating Party”) and the other Party (the “Non-Initiating Party”) has joined and actively participated thereto, any recovery from such lawsuit shall be used to: (i) first reimburse the Initiating Party for expenses actually incurred by the Initiating Party in connection with such lawsuit (including attorneys fees and professional fees), (ii) then to reimburse the Non-Initiating Party for expenses actually incurred by the Non-Initiating Party in connection with such lawsuit (including attorneys fees and professional fees), and (iii) then the remainder, if any, shall be allocated between Non-Initiating Party and Initiating Party on a *** basis, respectively.

15.5    Defense of THIRD PARTY Claims.

(a)         If a THIRD PARTY asserts that a patent or other right owned by it is infringed by (i) the manufacture of any BULK DRUG SUBSTANCE or BULK DRUG TABLETS by VIVUS, its SUBLICENSEES or its contractors, or (ii) the development, manufacture, use or sale of any PRODUCT by VIVUS, its SUBLICENSEES or its contractors, VIVUS shall be solely responsible for defending against, or at its option settling,

*** INDICATES MATERIAL THAT WAS OMITTED AND FOR WHICH CONFIDENTIAL TREATMENT WAS REQUESTED. ALL SUCH OMITTED MATERIAL WAS FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 24b-2 PROMULGATED UNDER THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED.

any such assertions at its cost and expense (so long as VIVUS has the right to sell such PRODUCT hereunder), excluding any claims subject to MTPC’s defense obligations under the following Section 15.5(b).

(b)         If a THIRD PARTY asserts that a patent or other right owned by it is infringed by (i) the manufacture of any BULK DRUG SUBSTANCE or BULK DRUG TABLETS by MTPC, its licensees or its contractors, or (ii) the development, manufacture, use or sale of any PRODUCT by MTPC, its licensees or its contractors, then MTPC shall be solely responsible for defending against, or at its option settling, any such assertions at its cost and expense, excluding any claims subject to VIVUS’s defense obligations under the foregoing Section 15.5(a).

(c) With respect to any claim of infringement alleged under this Section, the Parties shall meet and discuss the appropriate action to take to address such claim, including without limitation (i) replacing or modifying the allegedly infringing PRODUCT, BULK DRUG SUBSTANCE or COMPOUND or parts thereof, with other suitable and reasonably equivalent technology or parts so that they become non-infringing (ii) defending such action, or (iii) settling such action, including obtaining a license from a THIRD PARTY to manufacture, use or sell, as appropriate, such PRODUCT, BULK DRUG SUBSTANCE, or COMPOUND.”

7.              Sections 21.1 and 21.2 of the AGREEMENT shall be deleted in their entirety and replaced by the following:

“21.1              Rights and Duties on Expiration.  Following Sections shall apply to the case of expiration of this Agreement, pursuant to Section 20.1:

(a)         VIVUS agrees to transfer to MTPC, free of charge, its ownership of the TRADEMARK as VIVUS used for the ORAL PRODUCT, provided, however, that the Parties shall, upon request of VIVUS, execute an exclusive TRADEMARK license agreement under which VIVUS and its SUBLICENSEE, shall be granted exclusive rights to use said TRADEMARK for the ORAL PRODUCT in the TERRITORY as long as VIVUS continues the marketing of the ORAL PRODUCT in the TERRITORY. Under such TRADEMARK license agreement, VIVUS shall pay to MTPC a royalty equal to two percent (2%) of the NET SALES of the ORAL PRODUCT marketed with such TRADEMARK for the first three (3) years following expiration of this Agreement, and a royalty equal to one percent (1%) of the NET SALES of

*** INDICATES MATERIAL THAT WAS OMITTED AND FOR WHICH CONFIDENTIAL TREATMENT WAS REQUESTED. ALL SUCH OMITTED MATERIAL WAS FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 24b-2 PROMULGATED UNDER THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED.

the ORAL PRODUCT marketed with such TRADEMARK for two (2) additional years thereafter. Thereafter, VIVUS shall be free to use such TRADEMARK in conjunction with the marketing and sale of ORAL PRODUCTS in the TERRITORY free of charge.

(b)         Notwithstanding the foregoing Section 21.1(a), to the extent VIVUS continues the marketing of the ORAL PRODUCT in the TERRITORY under a TRADEMARK, then upon written request by VIVUS, MTPC agrees to waive the right to have the ownership of the TRADEMARK to be transferred to MTPC as set forth in Section 21.1(a).  In such case, the Parties shall execute a simple agreement under which VIVUS continues to maintain the ownership of the TRADEMARK for the ORAL PRODUCT in the TERRITORY, and VIVUS shall pay, in consideration for MTPC’s waiving such rights, to MTPC the amounts equal to two percent (2%) of the NET SALES of the ORAL PRODUCT marketed with such TRADEMARK for the first three (3) years following expiration of this AGREEMENT, and the amounts equal to one percent (1%) of the NET SALES of the ORAL PRODUCT marketed with such TRADEMARK for two (2) additional years thereafter.  Thereafter, VIVUS shall be free to use such TRADEMARK in conjunction with the marketing and sale of ORAL PRODUCTS in the TERRITORY free of charge.

(c)          Upon expiration of this AGREEMENT in a particular country, VIVUS shall have a perpetual, irrevocable, fully paid-up license to practice the MTPC KNOW-HOW in such country.

21.2  Rights and Duties on Termination.  Following Sections shall apply to the case of termination of this AGREEMENT pursuant to Sections 20.2 and 20.3 due to VIVUS’s breach or insolvency or to the case of termination of this AGREEMENT with respect to a particular PRODUCT pursuant to Section 20.4 (except, the following Sections shall only apply, as applicable, with respect to such particular PRODUCT and not with respect to any other PRODUCT):

(a)         VIVUS agrees to transfer to MTPC, free of charge, its ownership of the TRADEMARK as VIVUS used for the PRODUCT, and VIVUS shall immediately stop using such TRADEMARK.  Thereafter, VIVUS shall not use any trademark which is similar to or confusing with the TRADEMARK.

(b)         VIVUS shall, upon MTPC’s request, if applicable, provide to MTPC or its nominee, free of charge, all the DRUG APPROVAL APPLICATION and REGULATORY APPROVAL for the PRODUCTS (in the event VIVUS has

*** INDICATES MATERIAL THAT WAS OMITTED AND FOR WHICH CONFIDENTIAL TREATMENT WAS REQUESTED. ALL SUCH OMITTED MATERIAL WAS FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 24b-2 PROMULGATED UNDER THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED.

not applied for DRUG APPROVAL APPLICATION or REGULATORY APPROVAL for a particular PRODUCT in a particular country, VIVUS shall provide to MTPC all the INFORMATION VIVUS reasonably would have included in such application or approval).  MTPC shall only use the VIVUS INFORMATION contained with such DRUG APPROVAL APPLICATION or REGULATORY APPROVAL for applying for and obtaining regulatory approval for the PRODUCTS, and not for any other use.

(c)          MTPC or its nominee(s) shall have the optional rights to take over all or any part of the remaining stocks of the BULK DRUG SUBSTANCE and the PRODUCT in the warehouses and factories of VIVUS at such prices as may be agreed between the Parties.  VIVUS shall not thereafter market or manufacture any PRODUCT covered by this Agreement.  In case MTPC or its nominee(s) do not exercise the optional rights to take over the stocks of the BULK DRUG SUBSTANCE and the PRODUCT pursuant to this Section 21.2(c), VIVUS shall have the right to sell the residual salable or usable stocks of the PRODUCT for the term of six (6) months after the termination of this AGREEMENT, provided that the payment defined in this AGREEMENT for such remaining stocks shall be made accordingly.

(d)         Notwithstanding anything to the contrary in this AGREEMENT, to the extent a SUBLICENSEE is conducting its business in good standing and without any breach under sublicensing agreement with VIVUS (hereinafter referred to as the “SUBLICENSE AGREEMENT”) at the time of the termination of this AGREEMENT by MTPC pursuant to Sections 20.2 and 20.3 due to VIVUS’s breach or insolvency or by VIVUS for any reason in accordance with this AGREEMENT, MTPC shall use its commercially reasonable efforts to enter into a direct license agreement with such SUBLICENSEE, as soon as practicable (but not later than *** months after the termination).  Under such direct license agreement, MTPC shall, subject to subsection (b) below, grant such SUBLICENSEE a direct license having substantially the same terms and conditions of this AGREEMENT (including, without limitation, exclusivity, royalty rates and term) with modifications on certain terms and conditions to reflect the TERRITORY and FIELD granted to such SUBLICENSEE under SUBLICENSE AGREEMENT. Such SUBLICENSEE shall have the right to continue to operate under the terms of the SUBLICENSE AGREEMENT, subject to subsection (b) below, during the period from termination of this AGREEMENT until the earlier of (i) the effective date of the direct license

*** INDICATES MATERIAL THAT WAS OMITTED AND FOR WHICH CONFIDENTIAL TREATMENT WAS REQUESTED. ALL SUCH OMITTED MATERIAL WAS FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 24b-2 PROMULGATED UNDER THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED.

agreement or (ii) the expiration of the said *** month period without entering into a direct license agreement with MTPC in spite of good faith discussion by MTPC and such SUBLICENSEE.  In no event shall MTPC (a) be liable to SUBLICENSEE for any actual or alleged breach of such SUBLICENSE AGREEMENT by VIVUS or (b) have any obligations to such SUBLICENSEE that are (x) not stipulated in this AGREEMENT (including but not limited to manufacturing and supply obligations etc.), (y) in conflict of or in excess of a material term of this AGREEMENT or (z) in conflict of applicable laws or regulations.  Each SUBLICENSEE shall be an intended third party beneficiary of this Section 21.2(d).”

8.              The Parties agree that Appendix G attached to the Parties’ “Second Amendment to Agreement” dated August 1, 2012 shall be valid for another period of *** months from the Amendment Effective Date.

9.              This Amendment may be executed in one (1) or more counterparts, each of which shall for all purposes be deemed to be an original and all of which shall constitute the same instrument.  This Amendment may be executed by facsimile signature, which shall be effective.  Upon the execution of this Amendment by MTPC and VIVUS, this Amendment shall be binding upon the Parties to the AGREEMENT.

10.       Except as set forth in this Amendment, the remainder of the AGREEMENT shall remain in full force and effect and shall be binding on all parties thereto; provided, however, that to the extent a provision in this Amendment conflicts with a provision in the AGREEMENT, then the provision in this Amendment shall control.

11.       This Amendment is entered into in the English language.  In the event of any dispute concerning the construction or meaning of this Amendment, reference shall be made only to this Amendment as written in English and not to any translation into any other language.

[Signature Page Follows]

*** INDICATES MATERIAL THAT WAS OMITTED AND FOR WHICH CONFIDENTIAL TREATMENT WAS REQUESTED. ALL SUCH OMITTED MATERIAL WAS FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 24b-2 PROMULGATED UNDER THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED.

IN WITNESS WHEREOF, the Parties have executed this Amendment on the Amendment Effective Date.

MITSUBISHI TANABE PHARMA CORPORATION		VIVUS, INC.

/s/ Michihiro Tsuchiya		/s/ Peter Y. Tam
By:	Michihiro Tsuchiya	By:	Peter Y. Tam
Title:	President and Chief Executive Officer Representative Director	Title:	President
Date:	February 21, 2013	Date:	February 21, 2013

*** INDICATES MATERIAL THAT WAS OMITTED AND FOR WHICH CONFIDENTIAL TREATMENT WAS REQUESTED. ALL SUCH OMITTED MATERIAL WAS FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 24b-2 PROMULGATED UNDER THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED.